UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 13, 2025, Vaxart, Inc. (the “Company”) held the Company’s reconvened 2025 annual meeting of stockholders (the “Annual Meeting”), which had previously been adjourned on May 21, 2025 and June 2, 2025.

Proxies had been submitted by stockholders representing approximately 68.4% of the shares of the Company’s common stock outstanding and entitled to vote, which constituted a quorum. At the Annual Meeting, the Company’s stockholders voted on four Proposals, each of which is described in more detail in the proxy statement for the Annual Meeting (the “Proxy Statement”).

The following is a brief description of each matter voted upon and the results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.

Proposal 1. Stockholders elected the six nominees for directors to serve until the Company’s 2026 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Kevin P. Finney	58,114,948	55,142,578	42,945,596
Michael J. Finney, Ph.D.	54,978,926	58,278,600	42,945,596
Elaine J. Heron, Ph.D.	55,573,566	57,683,960	42,945,596
Steven Lo	56,055,217	57,202,309	42,945,596
W. Mark Watson, C.P.A.	63,462,794	49,794,732	42,945,596
David Wheadon, M.D.	46,476,774	66,780,752	42,945,596

Proposal 2. Stockholders did not approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of not less than 1-for-5 and not more than 1-for-50, with the exact ratio to be set within this range by the board of directors of the Company in its sole discretion. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,604,351	91,897,715	701,056	-

Proposal 3. Stockholders ratified the selection of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,142,249	37,989,683	8,071,190	-

Proposal 4. Stockholders did not approve, on a non-binding, advisory basis, the 2024 compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,400,261	71,451,726	7,405,539	42,945,596

Item 7.01	Regulation FD Disclosure.

On June 13, 2025, the Company issued a press release announcing the preliminary voting results of the Annual Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As discussed at the Annual Meeting, the Company currently has an “at the market” facility (the “ATM Facility”) in place and, as of the morning of June 13, 2025, the Company has not sold any amounts under the ATM Facility. The Company also is attending a conference during the week of June 16, 2025 at which it plans to meet with various companies for potential collaborations. There is no assurance that such meetings will results in any collaboration.

The Company has cancelled the special meeting of stockholders previously scheduled for June 30, 2025.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, meetings, and potential collaborations are forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report on Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025	VAXART, INC.

	By:	/s/ Steven Lo
Steven Lo
President and Chief Executive Officer